FORM 10-K
NMBT CORP
December 31, 1997


                                   EXHIBIT 21

                            SUBSIDIARY OF REGISTRANT

NMBT (formerly The New Milford Bank & Trust Company) is the wholly owned subsidiary of the Registrant.

























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